Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

TEEKAY OFFSHORE PARTNERS L.P.

AND

THE PURCHASERS NAMED ON SCHEDULE A HERETO

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2016, by and among Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), and each of the Persons set forth on Schedule A to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Purchased Units pursuant to the Series D Preferred Unit and Warrant Purchase Agreement, dated as of June 22, 2016, by and among the Partnership and the Purchasers (the “Preferred Unit and Warrant Purchase Agreement”), as amended by that certain Agreement, dated June 28, 2016, by and between Teekay Corporation and the Partnership; and

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Preferred Unit and Warrant Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Preferred Unit and Warrant Purchase Agreement. The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Amended and Restated Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” has the meaning specified therefor in the Preferred Unit and Warrant Purchase Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Conversion Effective Date” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Common Unit Conversion Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Common Unit Conversion Registrable Securities” means, (i) the Common Units issued or issuable upon the conversion of the Preferred Units acquired by the Purchasers pursuant to the Preferred Unit and Warrant Purchase Agreement, and (ii) any Common Units issued as Liquidated Damages with respect to the Common Unit Conversion Registrable Securities pursuant to Section 2.01(c) of this Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement.

“Common Unit Conversion Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Common Unit Warrant Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Common Unit Warrant Registrable Securities” means, (i) the Common Units issued or issuable upon the exercise of the Warrants acquired by the Purchasers pursuant to the Preferred Unit and Warrant Purchase Agreement, and (ii) any Common Units issued as Liquidated Damages with respect to the Common Unit Warrant Registrable Securities pursuant to Section 2.01(c) of this Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement.

“Common Unit Warrant Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Common Warrant Effective Date” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“General Partner” means Teekay Offshore GP L.L.C., a Marshall Islands limited liability company.

“Holder” means the record holder of any Registrable Securities.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(c) of this Agreement.

“Liquidated Damages Multiplier” means (i) for Common Unit Warrant Registrable Securities, (x) with respect to Common Unit Warrant Registrable Securities issuable upon exercise of the Series A Warrants, the product of the Series A Warrant Exercise Price times the number of Common Units issuable upon exercise of the Series A Warrants held by the Holder as of the date that the Liquidated Damages are calculated pursuant to Section 2.02(c), and (y) with respect to Common Unit Warrant Registrable Securities issuable upon exercise of the Series B Warrants, the product of the Series B Warrant Exercise Price times the number of Common Units issuable upon exercise of the Series B Warrants held by the Holder as of the date that the Liquidated Damages are calculated pursuant to Section 2.02(c), in the case of (x) and (y), that may not be sold without restriction and without the need for current public information pursuant to any section of Rule 144 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act, and (ii) for Common Unit Conversion Registrable Securities or Preferred Unit Registrable Securities, the product of the Purchased Preferred Unit Price times the number of Preferred Units held by the Holder as of the date that the Liquidated Damages are calculated pursuant to Section 2.02(c), and that may not be disposed of without restriction pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Losses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“NYSE” means The New York Stock Exchange, Inc.

“Partnership” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Preferred Effective Date” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Preferred Unit and Warrant Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Preferred Unit Effectiveness Period” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Purchased Preferred Unit Price” means $25.00, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement, in each case relating to the Common Units.

“Preferred Unit Registrable Securities” means (i) the Preferred Units, and (ii) any Common Units issued as Liquidated Damages with respect to the Preferred Unit Conversion Registrable Securities pursuant to Section 2.01(c) of this Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement.

“Preferred Unit Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Preferred Units” means Series D Preferred Units representing limited partnership interests of the Partnership, as described in the Amended and Restated Partnership Agreement and issued pursuant to the Preferred Unit and Warrant Purchase Agreement and the Amended and Restated Partnership Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means (i) the Common Unit Warrant Registrable Securities, (ii) the Preferred Unit Registrable Securities and (iii) the Common Unit Conversion Registrable Securities.

“Registration Expenses” has the meaning specified therefor in Section 2.05(b) of this Agreement.

“Registration Statements” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” has the meaning specified therefor in Section 2.05(b) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Series A Warrant Exercise Price” means $4.55, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement, in each case relating to the Common Units.

“Series B Warrant Exercise Price” means $6.05, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement, in each case relating to the Common Units.

“Warrant Exercise Price” means, (x) with respect to the Series A Warrants, the Series A Warrant Exercise Price, and (y) with respect to the Series B Warrants, the Series B Warrant Exercise Price.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to an Affiliate of such Holder) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act; (c) when such Registrable Security is held by the Partnership or one of its subsidiaries or Affiliates; provided, however, that none of the Purchasers or their Affiliates shall be considered an Affiliate of the Partnership for purposes of this clause (c); or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.08 hereof. In addition, a Holder will cease to have rights to require registration of any Registrable Securities held by that Holder under this Agreement on the twelfth anniversary of the date hereof.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Effectiveness Deadline.

(i) Following the date hereof, the Partnership shall prepare and file a registration statement (the “Common Unit Warrant Registration Statement”) to register the resale of all of the Common Unit Warrant Registrable Securities under the Securities Act. The Common Unit Warrant Registration Statement filed pursuant to this Section 2.01(a)(i) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership. The Partnership shall use its commercially reasonable efforts to cause the Common Unit Warrant Registration Statement to become effective on or as soon as practicable after the Closing Date, but in no event later than the six month anniversary of the Closing Date (the “Common Warrant Effective Date”). The Partnership shall use its commercially reasonable efforts to cause the Common Unit Warrant Registration Statement filed pursuant to this Section 2.01(a)(i) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Common Unit Warrant Registration Statement is available or, if not available, that another registration statement is available for the resale of all Common Unit Warrant Registrable Securities by the Holders until all Common Unit Warrant Registrable Securities covered by such Common Unit Warrant Registration Statement have ceased to be Registrable Securities (the “Common Unit Warrant Effectiveness Period”).

(ii) The Partnership shall prepare and file a registration statement (the “Preferred Unit Registration Statement”) to register the resale of all of the Preferred Unit Registrable Securities under the Securities Act. The Preferred Unit Conversion Registration Statement filed pursuant to this Section 2.01(a)(ii) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership. The Partnership shall use its commercially reasonable efforts to cause the Common Unit Conversion Registration Statement to become effective no later than the six-month anniversary of the Closing Date (the “Preferred Effective Date”). The Partnership shall use its commercially reasonable efforts to cause the Preferred Unit Registration Statement filed pursuant to this Section 2.01(a)(ii) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Preferred Unit Registration Statement is available or, if not available, that another registration statement is also available for the resale of all Preferred Unit Registrable Securities by the Holders until all Preferred Unit Registrable Securities covered by such Preferred Unit Registration Statement have ceased to be Registrable Securities (the “Preferred Unit Effectiveness Period”).

(iii) The Partnership shall prepare and file a registration statement (the “Common Unit Conversion Registration Statement,” and together with the Common Unit Warrant Registration Statement and the Preferred Unit Registration Statement, the “Registration Statements”) to register the resale of all of the Common Unit Conversion Registrable Securities under the Securities Act. The Common Unit Conversion Registration Statement filed pursuant to this Section 2.01(a)(iii) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership. The Partnership shall use its commercially reasonable efforts to cause the Common Unit Conversion Registration Statement to become effective no later than 60 calendar days prior to the fifth anniversary of the Closing Date (the “Common Conversion Effective Date”). The Partnership shall use its commercially reasonable efforts to cause the Common Unit Conversion Registration Statement filed pursuant to this Section 2.01(a)(iii) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Common Unit Conversion Registration Statement is available or, if not available, that another registration statement is also available for the resale of all Common Unit Conversion Registrable Securities by the Holders until all Common Unit Conversion Registrable Securities covered by such Common Unit Conversion Registration Statement have ceased to be Registrable Securities (the “Common Unit Conversion Effectiveness Period,” and together with the Common Unit Warrant Effectiveness Period and the Preferred Unit Effectiveness Period, the “Effectiveness Periods”).

(b) The Registration Statements when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will, when the Registration Statement becomes effective, not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in light of the circumstances under which a statement is made). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Registration Statement.

(c) Failure to Go Effective. If a Registration Statement required by Section 2.01(a) is not declared effective (i) with respect to Common Unit Warrant Registrable Securities, prior to the Common Warrant Effective Date, (ii) with respect to Preferred Unit Registrable Securities, prior to the Preferred Effective Date, or (iii) with respect to Common Unit Conversion Registrable Securities, prior to the Common Conversion Effective Date (each a “Target Effective Date”), then each Holder shall be entitled to a payment (with respect to the Registrable Securities held by such Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period, that shall accrue daily, for the first 60 days following the applicable Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period following the 60th day after the applicable Target Effective Date, that shall accrue daily, for each subsequent 30 days, up to a maximum of 1.00% of the

Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”); provided, however, that the aggregate amount of Liquidated Damages payable by the Partnership per Registrable Security may not exceed 5.0% of the Purchased Preferred Unit Price for Liquidated Damages paid or payable with respect to Preferred Unit Registrable Securities and the underlying Common Unit Conversion Registrable Securities, in the aggregate, or 5.0% of the applicable Warrant Exercise Price for Common Unit Warrant Registrable Securities. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten (10) Business Days after the end of each such 30-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds; provided, however, if the Partnership certifies that it is unable to pay Liquidated Damages in cash because such payment would result in a breach under a credit facility or other debt instrument, then the Partnership may pay such Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, the Partnership shall promptly (i) prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities and (ii) prepare and file a supplemental listing application with the NYSE (or such other market on which the Registrable Securities are then listed and traded) to list such additional duly authorized Common Units, free and clear of any liens, other than under applicable federal and state securities laws. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume-weighted average closing price of the Common Units on the NYSE for the ten (10) trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount to such average closing price of 2.00%. The payment of Liquidated Damages to a Holder shall cease at the earlier of (i) the Registration Statement becoming effective and (ii) when such Holder no longer holds Registrable Securities. Any amount of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. If the Partnership is unable to cause a Registration Statement to go effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Partnership may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion. The foregoing Liquidated Damages shall be the sole and exclusive remedy of the Holders for any failure of the Registration Statement to be declared effective.

Section 2.02 Delay Rights.

(a) Notwithstanding anything to the contrary contained herein, each Holder of Registrable Securities shall suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) upon written notice from the Partnership to any Selling Holder whose Registrable Securities are included in the Registration Statement or other registration statement contemplated by this Agreement, if (a) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or other registration statement or (b) the Partnership has experienced or is undertaking some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially adversely affect the Partnership; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement or other registration statement for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any underwritten offering; and provided further that the Partnership shall not include any material, non-public information in any such notice. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice of such termination (and not the reason therefor) to the Selling Holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(b) If (i) the Selling Holders shall be prohibited from selling their Registrable Securities under a Registration Statement or other registration statement contemplated by this Agreement as a result of a suspension pursuant to the immediately preceding paragraph in excess of the periods permitted therein or (ii) the Registration Statement or other registration statement contemplated by this Agreement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 60 Business Days by a post-effective amendment thereto, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, the Partnership shall pay the Selling Holders an amount equal to the Liquidated Damages, following the earlier of, as applicable, (x) the date on which the suspension period exceeded the permitted period under the immediately preceding paragraph and (y) the sixty-first (61st) Business Day after the Registration Statement or other registration statement contemplated by this Agreement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty (for purposes of calculating Liquidated Damages, the date in (x) or (y) above shall be deemed the Target Effective Date, as used in the definition of Liquidated Damages). For purposes of this paragraph, a suspension shall be deemed lifted on the date that notice that the suspension has been terminated is delivered to each Selling Holder. Liquidated Damages pursuant to this paragraph also shall cease upon the Registrable Securities of such Holder becoming eligible for resale without restriction under any section of Rule 144 (or any similar provision then in effect) under the Securities Act, assuming that each Holder is not an Affiliate of the Partnership, and any payment of Liquidated Damages shall be prorated for any period of less than 30 days in which the payment of Liquidated Damages ceases. The foregoing Liquidated Damages shall be the sole and exclusive remedy of the Holders for any suspension period or of the registration statement ceasing to be effective or failing to be useable for its intended purposes as described in this Section 2.02.

Section 2.03 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statements and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Periods and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement;

(b) furnish to each Selling Holder the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) of this Section 2.03(d) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in light of the circumstances under which such statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) make available to the appropriate representatives of Selling Holders access to such information and Partnership and General Partner personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Partnership need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Partnership;

(i) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(j) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(k) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(l) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(m) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(n) take such other customary actions as may be reasonably necessary, or reasonably requested by a Holder, in order to expedite or facilitate the registration and disposition of such Registrable Securities in accordance with the terms of this Agreement.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (e) of this Section 2.03, shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.03 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Partnership, such Selling Holder will deliver to the Partnership (at the Partnership’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.04 Cooperation by Holders.

Notwithstanding anything to the contrary, the Partnership shall have no obligation to include Registrable Securities of a Holder in the Registration Statement pursuant to Section 2.01(a) who has failed to timely furnish such information that the Partnership determines, after consultation with its counsel, is reasonably required in order for the registration statement to comply with the Securities Act.

Section 2.05 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses as determined by it in good faith. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.06 hereof, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01(a), and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all transfer taxes and all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 2.06 Indemnification.

(a) By the Partnership. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder thereunder, and its and its direct and indirect owners’ directors, officers, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, issuer free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, the General Partner, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.06 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable out-of-pocket costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred; provided, however, that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be responsible for the reasonable expenses and fees of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified parties. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, does not include any admission of culpability or wrongdoing on the part of, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.06 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses (other than as a result of any limitations set forth in the express terms of such indemnification provisions), then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.06 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.07 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.08 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities granted to the Purchasers by the Partnership under this Article II may be transferred or assigned by any Purchaser to one or more transferees or assignees of Registrable Securities; provided, however, that (a) unless the transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Purchaser, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10.0 million of Registrable Securities (based on the Purchased Preferred Unit Price), (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.09 Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sale of the Registrable Securities and, with respect to sales under the Registration Statement, shall sell the Registrable Securities in accordance with a method of distribution described in the Registration Statement.

Section 2.10 Information. Each Holder shall supply such information with respect to itself, its directors, officers and shareholders and such other matters as may be reasonably necessary as the Partnership may reasonably request for the purpose of preparation of any registration statement, notice, form or other documents required to be filed with any Governmental Authority.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to a Purchaser:

To the respective address listed on Schedule A hereof

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis St., Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey

Facsimile: (713) 835-3601

Email: matt.pacey@kirkland.com

(b) if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.08 above; and

(c) if to the Partnership:

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attention: Corporate Secretary

Facsimile: (441) 292-3931

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street, 10th Floor

Portland, OR 97209

Attention: David Matheson

Facsimile: (503) 346-2008

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile; and when actually received, if sent by courier service or any other means.

Section 3.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred or assigned by such Purchaser only in accordance with Section 2.08 hereof. The Partnership may not transfer any of its rights or obligations under this Agreement to any Person, except as expressly set forth herein or in connection with a sale of the Partnership (by merger or consolidation or otherwise) or of all or substantially all of the Partnership’s assets.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of units and the like occurring after the date of this Agreement.

Section 3.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, subject to the provisions of Section 2.01(c) and Section 2.02(b), in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. This Agreement and the Preferred Unit and Warrant Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder, or shall place any restrictions on the transferability of any Purchased Units held by a Holder, without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted transferees and assignees) and the Partnership shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Purchaser hereunder.

Section 3.15 Independent Nature of Purchaser’s Obligations. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.16 Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TEEKAY OFFSHORE PARTNERS L.P.

By:	TEEKAY OFFSHORE GP L.L.C.
(its General Partner)

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TEEKAY CORPORATION

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

PETER EVENSEN

/s/ Peter Evensen
Name: Peter Evensen

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CONCORD EQUITY (CAYMAN) LIMITED

By:	/s/ Diane C. Bowe-Pindling
Name: Diane C. Bowe-Pindling
Title: Director

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

RESOLUTE INVESTMENTS, LTD.

By:	/s/ Cora Lee Starzomski
Name: Cora Lee Starzomski
Title: Director

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MTP ENERGY FUND LTD

By:	MTP Energy Management LLC, its Investment Advisor
By:	Magnetar Financial LLC, its Sole Member

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TRIANGLE PEAK PARTNERS II, LP

By:	Triangle Peak Partners II General Partner, LLC, its General Partner

By:	/s/ Michael C. Morgan
Name: Michael C. Morgan
Title: Manager

TPP II ANNEX FUND, LP

By:	Triangle Peak Partners II General Partner, LLC, its General Partner

By:	/s/ Michael C. Morgan
Name: Michael C. Morgan
Title: Manager

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BROOKFIELD GLOBAL INFRASTRUCTURE SECURITIES INCOME FUND

By:	Brookfield Investment Management Inc., its Investment Manager

By:	/s/ Seth Gelman
Name: Seth Gelman
Title: Chief Compliance Officer

BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

By:	Brookfield Investment Management Inc., its Investment Manager

By:	/s/ Seth Gelman
Name: Seth Gelman
Title: Chief Compliance Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

LUMINUS ENERGY PARTNERS MASTER FUND, LTD.

By: Luminus Management, LLC
Its: Investment Manager

By:	/s/ Jeffrey Wade
Name: Jeffrey Wade
Title: General Counsel

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COBALT PARTNERS, LP

By: Cobalt Management, LLC, its general partner

By:	/s/ Wayne Cooperman
Name: Wayne Cooperman
Title: Managing Member

COBALT OFFSHORE MASTER FUND, LP

By: Cobalt Management, LLC, its general partner

By:	/s/ Wayne Cooperman
Name: Wayne Cooperman
Title: Managing Member

COBALT PARTNERS II, LP

By: Cobalt Management, LLC, its general partner

By:	/s/ Wayne Cooperman
Name: Wayne Cooperman
Title: Managing Member

COBALT KC PARTNERS, LP

By: Cobalt Management, LLC, its general partner

By:	/s/ Wayne Cooperman
Name: Wayne Cooperman
Title: Managing Member

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

DNB Bank ASA

By:	/s/ Peter Behncke
Name: Peter Behncke
Title: Global Head Investment Banking